Exhibit 5.1

TROYGOULD PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067-2367

September 4, 2012

ImmunoCellular Therapeutics, Ltd.

21900 Burbank Boulevard, 3rd Floor

Woodland Hills, CA 91367

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) that the Company intends to file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering the offer and sale of up to 2,000,000 shares (the “Shares”) of its common stock, par value $0.0001 per share, under the Company’s 2006 Equity Incentive Plan, as amended (the “Plan”). This opinion letter is being given to you pursuant to your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As a basis for rendering our opinion expressed below, we have reviewed originals or copies of originals, certified or otherwise identified to our satisfaction, of (1) the Registration Statement, (2) the Plan, (3) the Company’s Certificate of Incorporation and Bylaws, each as amended to date, (4) resolutions of the Company’s Board of Directors pertaining to the issuance of the Shares, the Registration Statement and related matters, and (5) such other documents as we have considered necessary or appropriate as a basis for rendering our opinion.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the documents we have reviewed in connection with this opinion letter are accurate and complete; (4) the Company will issue the Shares in accordance with the terms of the Registration Statement and the Plan; (5) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Shares; (6) in connection with each issuance of any Shares, the Company will duly execute and deliver a stock certificate evidencing the Shares or, with respect to any Shares issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; and (7) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

We neither express nor imply any opinion as to the laws of any jurisdiction other than applicable statutory provisions of the General Corporation Law of the State of Delaware (including applicable rules and regulations promulgated under the Delaware General Corporation Law and applicable reported judicial and regulatory determinations interpreting the Delaware General Corporation Law). We assume no responsibility with respect to the application or effect of the laws of any other jurisdiction.

This opinion letter is limited to the opinion expressly stated below, does not include any implied opinions and is rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our opinion, including, without limitation, future changes in applicable law.

Based upon and subject to all of the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. However, by giving you this opinion letter and consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/TroyGould PC
TROYGOULD PC